            ILLINOVA CORPORATION                          ILLINOIS POWER COMPANY
     OFFER TO PURCHASE FOR CASH ANY AND              CONSENT SOLICITATION WITH RESPECT
      ALL SHARES OF PREFERRED STOCK OF                    TO ITS PREFERRED STOCK
           ILLINOIS POWER COMPANY

                                                                                           TOTAL
                                                                                       CONSIDERATION
                                                                        SPECIAL CASH    (FOR TENDER
SERIES                                    CUSIP NO.    PURCHASE PRICE     PAYMENT      AND CONSENT)
------                                   -----------   --------------   ------------   -------------
4.08% Cumulative Preferred Stock.......  452092-20-8       $35.56          $1.00          $36.56
4.20% Cumulative Preferred Stock.......  452092-30-7       $36.63          $1.00          $37.63
4.26% Cumulative Preferred Stock.......  452092-40-6       $37.17          $1.00          $38.17
4.42% Cumulative Preferred Stock.......  452092-50-5       $38.61          $1.00          $39.61
4.70% Cumulative Preferred Stock.......  452092-60-4       $41.11          $1.00          $42.11
7.75% Cumulative Preferred Stock.......  452092-79-4       $52.00          $1.00          $53.00

--------------------------------------------------------------------------------
    THE TENDER OFFER, THE CONSENT SOLICITATION AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 22, 2002, WHICH IS THE EXPIRATION DATE, UNLESS EXTENDED.
--------------------------------------------------------------------------------

February 25, 2002

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase and Consent Statement, dated February 25, 2002, and a separate letter of transmittal and consent for each series of preferred stock listed above of Illinois Power Company, or IPC, an Illinois corporation, of which you own shares. Illinova Corporation invites you to tender your shares for purchase at the purchase price per share listed on the front cover of the Offer to Purchase and Consent Statement, net to you in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Statement and in the applicable letter of transmittal and consent. Illinova will purchase shares that you validly tender and do not withdraw, upon the terms and subject to the conditions of the tender offer. In conjunction with the tender offer, if you are a holder of record of shares as of February 20, 2002, IPC is soliciting your consent to a proposed amendment to IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt.

    If you are a holder of record of shares as of February 20, 2002, which is the record date, and, prior to the expiration date:

    - you validly tender your shares and validly grant your consent, you will receive the total consideration listed above;

    - you validly grant your consent, but do not validly tender your shares, you will receive only the special cash payment listed above; or

    - you validly tender your shares, but do not validly grant your consent, you will receive only the applicable purchase price per share listed above.

You may grant a consent only if you are the holder of record as of the record date. If you acquire shares of IPC's preferred stock after the record date and you tender your shares, you will receive the applicable purchase price per share but not the special cash payment.

    The tender offer is conditioned upon, among other things, the approval of the proposed amendment by holders of record as of the record date of at least two-thirds of the shares of IPC's outstanding preferred stock, voting together as one class. The tender offer for any one series of preferred stock is not conditioned upon any minimum number of shares of such series of preferred stock being tendered and is independent of the tender offer for any other series of preferred stock.

    We are the holder of record of shares held for your account but not registered in your name. We may only tender such shares or consent to the proposed amendment with respect to such shares as the holder of record and pursuant to your instructions. Any letter of transmittal and consent furnished to you is solely for your information, and you cannot use it to tender or grant consent with respect to shares we hold for your account. If you do not provide us with instructions, we will not tender, or consent with respect to, your shares.

    We request instructions as to whether you wish us to tender and/or grant consent to the proposed amendment to IPC's articles of incorporation with respect to shares held by us for your account, upon the terms and subject to the conditions set forth in the tender offer.

    PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

        (1) The tender offer is conditioned upon, among other things, approval of the proposed amendment by the holders of record as of the record date of at least two-thirds of the preferred stock, voting together as a class. The tender offer for any one series of preferred stock is not conditioned upon a minimum number of shares of such series of preferred stock being tendered and is independent of the tender offer for any other series of preferred stock.

        (2) The tender offer and your withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, March 22, 2002, unless the tender offer is extended with respect to a series of preferred stock. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or consent on your behalf by the expiration date. You can withdraw your tendered shares so long as the tender offer remains open or if the tendered shares have not been accepted for payment by Illinova. You may revoke your consent at any time prior to the expiration date.

        (3) If you are a holder of record of shares as of the record date of the consent solicitation and you wish to tender your shares in the tender offer, you may also grant your consent to the proposed amendment; however, you do not have to tender shares to consent to the proposed amendment.

        (4) If you validly tender your shares and grant your consent, you will be entitled to the total consideration, which is the applicable purchase price per share and the special cash payment. If you are a holder of record of shares as of the record date of the consent solicitation and you do not tender your shares in the tender offer but you validly consent to the proposed amendment with respect to such shares, IPC will pay you the special cash payment for each such share, if the proposed amendment is approved by the preferred shareholders. If you validly tender your shares but do not grant your consent to the proposed amendment, you will be entitled only to the applicable purchase price per share and will not be entitled to the special cash payment.

        (5) Illinova will pay all stock transfer taxes applicable to its purchase of shares in the tender offer, subject to Instruction 6 of the Letter of Transmittal and Consent.

    ALTHOUGH ILLINOVA HAS DETERMINED THAT THE TENDER OFFER IS FAIR TO HOLDERS OF EACH SERIES OF PREFERRED STOCK, NEITHER ILLINOVA, IPC, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    IPC'S BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF IPC AND REQUESTS THAT PREFERRED SHAREHOLDERS CONSENT TO THE PROPOSED AMENDMENT. HOWEVER, IPC'S BOARD HAS NOT MADE ANY SEPARATE DETERMINATION THAT THE PROPOSED AMENDMENT IS OR IS NOT IN THE BEST INTEREST OF THE PREFERRED SHAREHOLDERS.

    If you wish to have us tender and/or grant a consent with respect to your shares we hold for your account upon the terms and subject to the conditions of the tender offer, please so instruct us by completing, executing and returning to us the enclosed instruction form in the enclosed envelope return envelope. If you authorize tender of your shares, all such shares will be tendered (and consents to the

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proposed amendment to IPC's articles of incorporation granted with respect to such shares) unless otherwise specified on the instruction form. If you authorize consent to the proposed amendment with respect to your shares, consent to the proposed amendment will be granted with respect to all such shares unless otherwise specified on the instruction form. Your should forward us your instructions in ample time to permit us to submit a tender and/or grant a consent to the proposed amendment on your behalf by the expiration date.

    The tender offer is not being made to, nor will Illinova accept tenders from, owners of shares in any jurisdiction in which the tender offer or its acceptance would not be in compliance with the laws of such jurisdiction. Illinova is not aware of any jurisdiction where the making of the tender offer or the tender of shares would not be in compliance with applicable law. If Illinova becomes aware of any jurisdiction where the making of the tender offer or if the tender of shares is not in compliance with any applicable law, Illinova will make a good faith effort to comply with such law. If, after such good faith effort, Illinova cannot comply with such law, the tender offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of shares residing in such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed to be made on Illinova's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                  INSTRUCTIONS

                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
        ANY AND ALL OUTSTANDING SHARES OF A SERIES OF PREFERRED STOCK OF
                           ILLINOIS POWER COMPANY BY
                              ILLINOVA CORPORATION

                          AND CONSENT SOLICITATION BY
                             ILLINOIS POWER COMPANY

    The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase and Consent Statement, dated February 25, 2002, and a separate Letter of Transmittal and Consent for each series of preferred stock of IPC of which the undersigned owns shares, in connection with the invitation of Illinova to the holders of each series of preferred stock to tender any and all of their shares of a series of preferred stock for purchase at the applicable purchase price per share listed on the front cover of the Offer to Purchase and Consent Statement, net to the seller in cash, upon the terms and subject to the conditions of the tender offer, and in connection with the consent solicitation being conducted by the Board of Directors of IPC.

                                     TENDER

    This will instruct you to tender to Illinova the number of shares indicated below (or, if no number is indicated below, all shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the tender offer.

                                                               NUMBER OF SHARES
           SERIES OF PREFERRED                                 TO BE TENDERED*

-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------

                                    CONSENT

    IF YOU ARE A HOLDER OF RECORD AS OF THE RECORD DATE AND YOU TENDER YOUR SHARES, YOU MAY ALSO GRANT A CONSENT WITH RESPECT TO SUCH SHARES. ONLY LIST SHARES BELOW IF YOU ARE GRANTING A CONSENT WITH RESPECT TO SUCH SHARES. IN ANY CASE, YOU MUST CHECK THE APPROPRIATE BOX BELOW.

    You are instructed to grant consent, withhold consent or abstain with respect to all shares as indicated below in respect of the proposed amendment and with respect to which shares the undersigned is entitled to grant consent.

/ / CONSENT                        / / WITHHOLD CONSENT                        / / ABSTAIN

Indicate your vote by an (X).

                                                        NUMBER OF SHARES WITH RESPECT
           SERIES OF PREFERRED                          TO WHICH CONSENT IS GRANTED**

-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------

                                  SIGNATURE(S)

X ______________________________________________________________________________

X ______________________________________________________________________________

Dated:________________________, 2002.

Name(s): _______________________________________________________________________

________________________________________________________________________________
                                 (PLEASE PRINT)

Capacity (full title): _________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________
                               (INCLUDE ZIP CODE)

DAYTIME Area Code and Telephone No.: ___________________________________________

Social Security or Taxpayer Identification No.: ________________________________
------------------------

* By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that consent to the Proposed Amendment is to be granted in respect of all shares held by us for your account.